Exhibit 99.1

Papa John’s Reports Continued Strong August Sales in North America, With Significant International Acceleration

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 25, 2020--Papa John’s International, Inc. (NASDAQ: PZZA) today provided preliminary estimated comparable sales information for the August fiscal period. In light of the uncertainty and volatility related to the pandemic, the company has continued to provide this information on a monthly basis.

President & CEO Rob Lynch said, “Papa John’s sales, driven by product innovation, remained strong in August. As we have added new customers throughout 2020, our customer satisfaction and brand affinity scores also continue rising. Our international business gained further momentum in August too and continues to improve as more countries across the globe open back up for business.”

Preliminary Estimated Comparable Sales for August 2020 Fiscal Period

Preliminary estimated comparable sales information for the second month of the third quarter of 2020 (Period 8 of the company's fiscal year), relative to the same period in the prior year are as follows:

Period 8
July 27, 2020 to August 23, 2020
Comparable sales growth (a)
Domestic company-owned restaurants	18.0%
North America franchised restaurants	26.1%
System-wide North America restaurants	24.2%

System-wide international restaurants (b)	23.3%
(a)

Represents the change in year-over-year sales for the same base of restaurants for the same fiscal period. Comparable sales results for restaurants operating outside of the United States are reported on a constant-dollar basis, which excludes the impact of foreign currency translation.

(b)

Includes the impact of approximately 150 temporarily closed stores as of August 23, 2020, principally in Latin America and Europe. Excluding those stores, comparable sales growth for system-wide international restaurants would have been approximately 25% in Period 8.

Update on Temporary Restaurant Closures as a Result of COVID-19

Of the company’s approximately 2,100 international franchised stores, the number temporarily closed has declined to approximately 150, primarily in Latin America and Europe, in accordance with government policies. In North America, almost all traditional restaurants remain open and fully operational. A number of non-traditional restaurants located in universities and stadiums are temporarily closed; these non-traditional locations are not material to the company’s revenues and operating results.

About Comparable Sales

The Company believes North America and international comparable sales growth information, as defined in the table above, is useful in analyzing its results since franchisees pay royalties and marketing fund contributions that are based on a percentage of franchise sales. Franchise sales also generate commissary revenue in the United States and in certain international markets. Franchise restaurant and comparable sales growth information is also useful for comparison to industry trends and evaluating the strength of our brand. Management believes the presentation of franchise restaurant sales growth, excluding the impact of foreign currency, provides investors with useful information regarding underlying sales trends and the impact of new unit growth without being impacted by swings in the external factor of foreign currency. Franchise restaurant sales are not included in the company’s revenues.

Forward-Looking Statements

Certain matters discussed in this press release and other company communications that are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements include or may relate to the preliminary estimated same store sales growth and related trends, projections or guidance concerning business performance, revenue, earnings, cash flow, earnings per share, the financial impact of the temporary business opportunities, disruptions and temporary changes in demand we are experiencing related to the current outbreak of the novel coronavirus disease (COVID-19) including the projections for sales trends and comparable sales, our cash on hand and access to our credit facilities, commodity costs, currency fluctuations, profit margins, unit growth, unit level performance, capital expenditures, restaurant and franchise development, the duration of changes in consumer behavior caused by the pandemic, the duration and number of temporary store closures, royalty relief, the effectiveness of our strategic turnaround efforts and other business initiatives, marketing efforts, liquidity, compliance with debt covenants, stockholder and other stakeholder engagement, strategic decisions and actions, dividends, effective tax rates, regulatory changes and impacts, adoption of new accounting standards, and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Our forward-looking statements are based on our assumptions which are based on currently available information, including assumptions about our ability to manage difficulties associated with or related to the COVID-19 pandemic, including risks related to: the impact of governmental restrictions on freedom of movement and business operations including quarantines, social distancing requirements and mandatory business closures; the virus’s impact on the availability of our workforce; the potential disruption of our supply chain; changes in consumer demand or behavior; the overall contraction in global economic activity, including rising unemployment; our liquidity position; our ability to navigate changing governmental programs and regulations relating to the pandemic; and the increased risk of phishing and other cyber-attacks. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. Other risks, uncertainties and assumptions that are involved in our forward-looking statements are discussed in detail in “Part I. Item 1A. – Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2019, and in “Part II. Item 1A. – Risk Factors” in our Quarterly Report on Form 10-Q for the first quarter ended March 29, 2020. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

For more information about the company, please visit www.papajohns.com.

Contacts

Investor Contact:
Steve Coke
Interim Principal Financial and Accounting Officer
Steve_Coke@papajohns.com
502-261-7272

Media Contact:
Madeline Chadwick
Senior Vice President, Communications and Corporate Affairs
Madeline_Chadwick@papajohns.com
502-261-4189